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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             HEALTH CARE REIT, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                             34-1096634

        (State of incorporation)            (I.R.S. Employer Identification No.)

  One SeaGate, Suite 1500, Toledo, Ohio                 43604
  (Address of principal executive offices)            (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

              8 7/8% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                     (Title of each class to be registered)

                             NEW YORK STOCK EXCHANGE
         (Name of each exchange on which each class is to be registered)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-43177

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the 8 7/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Common Stock and Preferred Stock - Preferred Stock" on pages 11 through 15 of the Prospectus included in the Registrant's Form S-3 Registration Statement (File No. 333-43177) as filed with the Securities and Exchange Commission on January 7, 1998, and as supplemented in the section entitled "Description of the Series B Preferred Stock" on pages S-16 through S-22 of the Prospectus Supplement to be filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Exhibit No.           Description

         2.1               Second Restated Certificate of Incorporation, filed
                               as Exhibit 3(i) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference

         2.2               Amended and Restated By-Laws, filed as Exhibit 3(ii)
                               to Registrant's Form 8-K filed on October 24, 1997 and incorporated herein by reference

         2.3               Form of Certificate of Designation of 8 7/8% Series B
                               Cumulative Redeemable Preferred Stock

         2.4               Specimen Share Certificate for 8 7/8% Series B
                               Cumulative Redeemable Preferred Stock






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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 7, 1998        HEALTH CARE REIT, INC.
                           ("Registrant")



                           By: /s/ George L. Chapman
                               -----------------------------------------------
                               George L. Chapman, Chairman of the Board, Chief Executive Officer and President





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                                INDEX TO EXHIBITS


  Exhibit Number                  Description

         2.1 Second Restated Certificate of Incorporation, filed as Exhibit 3(i) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference

         2.2 Amended and Restated By-Laws, filed as Exhibit 3(ii) to Registrant's Form 8-K filed on October 24, 1997 and incorporated herein by reference

         2.3 Form of Certificate of Designation of 8 7/8% Series B Cumulative Redeemable Preferred Stock

         2.4 Specimen Share Certificate for 8 7/8% Series B Cumulative Redeemable Preferred Stock